Richard Rosenblum
                                19 Horizon Drive
                                 Wayne, NJ 07470


February 8, 2006

Mr. Christopher Johnson
Chairman & CEO
2054 Killdaire Farm Rd #353
Cary, North Carolina


Dear Mr. Johnson,

I am resigning from the Board of Directors of Mobile Reach International Inc.

It has been my pleasure to serve, and I look forward to seeing the business continue on its path to success. Hopefully my contributions to date have been useful, providing you a solid foundation from which to realize the company's objectives.

This resignation is not as a result of any disagreement with the Company. Rather, certain activities I am undertaking for the Company may conflict with my continued board membership.


Sincerely,


/s/  Richard Rosenblum
-----------------------------
     Richard Rosenblum


Cc:  Jeff Quick

                                 David Stefansky
                                  2317 Avenue K
                               Brooklyn, NY 11210


February 8, 2006

Mr. Christopher Johnson
Chairman & CEO
2054 Killdaire Farm Rd #353
Cary, North Carolina


Dear Mr. Johnson,

I am resigning from the Board of Directors of Mobile Reach International Inc.

It has been my pleasure to serve, and I look forward to seeing the business continue on its path to success. Hopefully my contributions to date have been useful, providing you a solid foundation from which to realize the company's objectives.

This resignation is not as a result of any disagreement with the Company. Rather, certain activities I am undertaking for the Company may conflict with my continued board membership.


Sincerely,


/s/  David Stefansky
-----------------------------
     David Stefansky


Cc:  Jeff Quick